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                        TESTA, HURWITZ & THIBEAULT, LLP
                               High Street Tower
                                125 High Street
                               Boston, MA 02110




                                           May 24, 1996


Citrix Systems, Inc.
210 University Drive
Suite 700
Coral Springs, Florida 33071

     RE:  Registration Statement on Form S-1
          Relating to 2,758,464 shares of Common Stock
          --------------------------------------------

Dear Sir or Madam:

     This opinion relates to an aggregate of 2,758,464 shares of Common Stock, par value $.001 per share (the "Common Stock"), of Citrix Systems, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 24, 1996 (the "Registration Statement").

     The 2,758,464 shares of Common Stock covered by the Registration Statement consist of 2,000,000 shares being sold by the Company, 398,664 shares being sold by certain selling stockholders (the "Selling Stockholders") and an additional 359,800 shares subject to an over-allotment option granted by the Company to the underwriters named in the prospectus (the "Prospectus") included in the Registration Statement.

     Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock being sold by the Selling Stockholders have been legally issued and are fully paid and nonassessable and that when the shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."


                                        Very truly yours,

                                        /s/ Testa, Hurwitz & Thibeault, LLP
                                        Testa, Hurwitz & Thibeault, LLP